As filed with the Securities and Exchange Commission on June 19, 2000
                                                       Registration No. ________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                              COR DEVELOPMENT, LLC
             (Exact name of registrant as specified in its charter)

           Kansas                           65528             EIN - 48-1229527
(State or other jurisdiction of  Primary Standard Industrial  (I.RS.  Employer
 incorporation or organization   Classification Code Number) Identification No.)
                                   13720 Roe
                               Leawood, KS 66224
                                  913.897.0120
                               913.897.0361 (FAX)

  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                            -------------------------

                                Robert M. Adams
                                   13720 Roe
                               Leawood, KS 66224
                                  913.897.0120
                               913.897.0361 (FAX)



 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                            -------------------------
                                with copies to:

                          Arthur E. Fillmore, II, Esq.
                         Craft Fridkin & Rhyne, L.L.C.
                              1100 One Main Plaza
                                4435 Main Street
                             Kansas City, MO 64111
                                  816.531.1700
                               816.753.3222 (FAX)
                            -------------------------
                Approximate date of proposed sale to the public:
  As soon as possible after the effective date of this Registration Statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number under the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


   Title of each class of     Amount to be    Proposed maximum offering    Proposed           Amount
securities to be registered    registered       price per unit (1)(2)     aggregate of   registration fee
---------------------------    ----------       ---------------------     ------------   ----------------
Common Units                    1,600,000            $10.00              $16.000,000          $4,224
Preferred Units                 1,600,000            $10.00              collectively

(1) Unless subscriptions for 800,000 Units offered hereby are received within 60 days of the effective date of this registration statement or later if the Company so elects, this offering will be terminated and all amounts received from subscribers will be promptly returned in full, together with interest accrued thereon, if any, and without deductions for expenses.

(2) The offering price has been set by the Company.
(3) The registration fee is calculated in accordance with Rule 457(c) of the Securities Act of 1933.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted,

PROSPECTUS, SUBJECT TO COMPLETION

                                 1,600,000 Units

                              COR DEVELOPMENT, LLC
                                  Common Units
                                 Preferred Units

   This is an initial public offering of Common Units and Preferred Units of ownership interests of COR Development, LLC. We are offering the Common Units and the Preferred Units directly to the public.

   There has been no market for these units and it is currently contemplated that there will be no public market for the units.

   INVESTING IN THE COMMON UNITS AND THE PREFERRED UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 7.

                                Per Share      Total
                                ---------      -----
Public Offering Price             $10.00    $16,000,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ________ ___, 2000.

                                TABLE OF CONTENTS

WHERE CAN YOU GET MORE INFORMATION . . . . . . . . . . . . . . . . . . . .  5

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

THIS OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 12

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . . 12

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . . . . . 13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . 14

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . 14

INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . . . . . . . 14

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

RELATED TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . 15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . . . . 16

TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . 17

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . . . 18

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . 18

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

HOW TO SUBSCRIBE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                       WHERE CAN YOU GET MORE INFORMATION

   At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:

                              COR Development, LLC
                                    13720 Roe
                              Leawood, Kansas 66224
                            Telephone: (913) 897-0120
                               Fax: (913) 897-0361

   The fiscal year for the Company ends on December 31. We intend to furnish our holders of the Units with annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the public reference room of the Securities and Exchange Commission in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also request copies of these documents, upon payment of a duplicating fee, by writing the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Securities and Exchange Commission will also be available to the public on the SEC Internet site at http://www.sec.gov.

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all the information that you should consider before investing in the Common Units or the Preferred Units. You should read this entire Prospectus carefully, including the section entitled "RISK FACTORS."

   With the proceeds from this offering, COR Development, LLC a Kansas limited liability company (the "Company"), will purchase 47 acres of real estate at the intersection of 137th and Nall in Leawood, Kansas (the "Property") at a price of $250,000 per acre for a total purchase price of $11,750,000. This intersection is within a few miles of significant commercial development that has occurred in southern Johnson County, Kansas. The Company will develop the Property and will be involved in the following activities:

      - Purchase of the Property and development and building of commercial office and retail buildings on the real estate using a construction management company;
      - Sale of seven pad sites of undeveloped real estate over the next three years;
      - Donating 15 acres of the purchased real estate to the Church of the Resurrection-United Methodist;
      - Engaging a management company for the leasing of the space in the buildings; and
      -  Overseeing the operations of the commercial buildings; and
      - Permitting parking in the parking areas for the commercial buildings by persons attending services, programs or activities at the Church of the Resurrection-United Methodist.

We contemplate that most of the purchasers of the units will be members of the Church of the Resurrection-United Methodist (the "Church"). With respect to the oversight of the construction management company, which will be responsible for managing the preparation of the pad sites for sale and the development and construction of the commercial buildings, and the oversight of the management company, which will be responsible for the leasing and maintenance of the commercial buildings, these oversight services provided by the managers of the Company will be donated or will be provided at minimal expense. The managers of the Company will probably be members of the Church.

   The proceeds of this offering will be used to fund the purchase of the Property in the fast developing commercial real estate market in Johnson County, Kansas. If proceeds of this offering exceed $11,750,000, any remaining proceeds will be used to pay certain costs in acquiring the Property and in the development of the Property, which is estimated currently to cost approximately $25,400,000 in total. If the proceeds are less than $11,750,000, the Company contemplates obtaining financing for the remainder of the purchase price.

   We will generate revenue through three sources:

      1) the sale of seven undeveloped pad sites over the next three years; and
      2) the leasing of space in the commercial buildings; and
      3) the sale of the commercial buildings after a period of operation and at such time as holders of a majority of the Units shall approve the sale, which is currently contemplated to be by the end of 2015.

                                  THIS OFFERING


Common Units and Preferred Units Offered Collectively...........1,600,000 Units

Common Units and Preferred Units to be Outstanding
after the Offering..............................................1,600,000 Units


Use of Proceeds ......  The Company will use the proceeds for the acquisition of the Property and possibly for development costs.

Risk Factors .........  See "RISK  FACTORS"  and  information  included  in this
                        Prospectus for a discussion of the factors you should consider before you decide to acquire any of the Common Units or Preferred Units.

Distribution Policy ... We contemplate  that the Company will pay  distributions to the holders of the Preferred Units and to the holders of the Common Units. SEE "DESCRIPTION OF SECURITIES."

Trading Symbol ........ There is no trading  symbol or public  market for any of the Common Units or Preferred Units.

                                  RISK FACTORS

   YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN THE COMMON UNITS AND/OR THE PREFERRED UNITS. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT THE COMPANY CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR ITS BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

   IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASES, THE ABILITY TO REALIZE ANY DISTRIBUTION IN RESPECT OF THE UNITS FROM THE OPERATION OF THE COMPANY OR THE SALE OF THE PAD SITES OR THE COMMERCIAL BUILDINGS COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

   THIS PROSPECTUS ALSO CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS REFER TO OUR FUTURE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS" AND SIMILAR EXPRESSIONS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

   THE COMPANY IS AN EARLY-STAGE COMPANY WITH NO OPERATING HISTORY, AND THE COMPANY EXPECTS TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY-STAGE COMPANIES IN REAL ESTATE DEVELOPMENT IN GROWING MARKETS.

   The Company cannot assure you that it will be successful in addressing such risks. Given the level of planned operating and capital expenditures, the Company anticipates that it will incur operating losses during the period of the development and construction of the commercial buildings. The Company cannot assure you that operating losses will not increase in the future or that it will ever achieve or sustain profitability.

General Risks of Development of Real Estate

   We are subject to the risks generally incident to the ownership and development of real property. These include the possibility that cash generated from operations will not be sufficient to meet fixed obligations whether from changes in the level of sales of properties and leases of office and retail space or changes in costs of construction or development; adverse changes in economic conditions in Kansas, such as increased costs of labor, marketing and production, restricted availability of financing, and adverse changes in the market for real estate due to changes in local economic conditions and adverse changes in national economic conditions; the need for unanticipated improvements or unanticipated expenditures in connection with environmental matters; changes in real estate tax rates and other operating expenses; delays in obtaining permits or approvals for construction or development and adverse changes in laws, governmental rules and fiscal policies; acts of God, including earthquakes and tornadoes (which may result in uninsured losses); and other factors which are beyond the control of the Company. Real estate ownership and development are subject to unexpected increases in costs. There can be no assurance that the Company's operations will generate sufficient revenue to cover operating expenses and meet required payments on the debt obligations of the Company.

   We intend, to the extent economically advantageous, to sell certain undeveloped pad sites and to develop commercial lease space. Any sharp rise in interest rates or downturn in the international, national or Kansas economy could affect the Company's profitability. Such factors have tended to be cyclical in nature. Sales of portions of the Property may be affected adversely by such factors. Other factors that could affect the Company's business include the availability of construction materials and labor and changes in the costs thereof (including transportation costs). The success of the Company may be affected by competition from other projects of a similar nature.

   The Company's real estate activities may be adversely affected by possible changes in the tax laws, including changes which may have an adverse effect on commercial real estate development.

     The Company's real property development will be located in Kansas. See "Description of Business." As a result, the Company's cash revenues will be exposed to the risks of investment in Kansas and to the attractiveness of, and the economic conditions prevalent in, the Kansas real estate market. While the Kansas real estate market is subject to national economic cycles, the Kansas real estate values are also affected significantly by domestic investment cycles and economic development in Kansas. Real estate values in Johnson County,

Kansas have been affected positively in recent years by the investment of capital and any significant decrease in the level of such investment, whether caused by economic, political or other reasons, could curtail such positive effect on values. There can be no assurance that Kansas real estate values will rise, or that, if such values do rise, the Company's development will benefit.

   At this time, we do believe that the Property is appropriately zoned. There is the possibility that changes could be made to the zoning regulations that may adversely affect the development of the Property.

   High rates of inflation adversely affect real estate development generally because of their impact on interest rates and costs. High interest rates not only increase the cost of borrowed funds to developers, but also have a significant effect on the affordability of permanent mortgage financing for the preparation of the pad sites and the development and construction of the commercial buildings and to prospective purchasers. High rates of inflation may permit the Company to increase the prices that it charges in connection with the contemplated sales of the pad sites and the commercial buildings, subject to economic conditions in the real estate industry generally and local market factors.

Regulation

   The Company's development projects will be subject to approval and regulation by various federal, state, county and municipal agencies, especially insofar as the nature and extent of improvements, zoning, building, environmental, health and related matters are concerned. Generally, governmental entities have the right to impose limits or controls on growth in their communities through restrictive zoning, density reduction, impact fees and development requirements, which have materially affected, and in the future may materially affect, utilization of real properties and the costs associated with developing properties. There can be no assurance that the Company will be successful in obtaining necessary plan approvals and developmental permits.

   In connection with seeking approvals from regulatory authorities of its development plans, the Company may be required in the future to make significant improvements in public facilities (such as roads), to dedicate property for public use, to provide street lights and/or traffic signals and to make other concessions, monetary or otherwise. The ability of the Company to perform its development activities may be adversely affected in material respects by restrictions that may be imposed by communities because of inadequate public facilities, such as roads and sewer facilities, and by local opposition to continued growth.

   It is possible that in the future increasingly stringent requirements will be imposed on developers in Johnson County, Kansas, where environmental and growth concerns have become prevalent in recent years. Such requirements could result in significant delays in the commencement of projects, discontinuance of certain operations and substantial expenditures that could materially adversely affect the Company's results of operations and the value of its land.

Risk of Insufficient Cash Flow

   A substantial portion of the potential return on the Common Units and the Preferred Units will be dependent upon the ability of the Company to generate net cash flow. If we are not able to prepare and to sell the undeveloped pad sites and to develop the commercial buildings in accordance with the proposed time table, the additional carrying cost for the construction loan can adversely affect the viability of the Company. No assurance can be given that the development will occur as we currently contemplate, however, we will take any necessary actions to work toward meeting such schedules.

Risk of Uncertain Development Costs

   The costs of grading, storms sewers and water retention, utility extension, roadway construction and other development costs necessary to the Company's projects are uncertain because specifications have not been drawn or bids secured and if these costs are more than anticipated it may result in insufficient cash flow and additional indebtedness to the Company.

Risks of Secured and Unsecured Debt

   The Common Units and the Preferred Units will be subordinate to all existing and future indebtedness of the Company. The debt service on any such financing would reduce net cash flow available to pay the return on the Preferred Units. There can be no assurance that the Company will be able to obtain any needed financing on favorable terms. In addition, the Company contemplates incurring indebtedness for the payment of the purchase price for the Property not funded through the proceeds of this offering and for the development of the Property. In addition, it is anticipated that this indebtedness will be secured by liens or mortgages upon the Property. Principal and interest payments on Company indebtedness will generally have to be made regardless of cash generated from Company operations. If the Company is unable to pay interest or principal on such indebtedness when due, the holders of such debt could proceed against the Company or specified collateral of the Company. If the Company defaults under any of its agreements relating to such indebtedness and if the payment of such debt is accelerated, there can be no assurance that the assets of the Company would be sufficient to pay any amounts to the holders of the Preferred Units or the Common Units.

Risks Associated with Donation

   A planned gift of approximately 15 acres to the Church to be included in the Church's campus or for road and access purposes represents approximately 32% of the Property being purchased. Potential donation of this portion of the assets of the Company substantially raises the net costs of the remaining property available for development to a higher level than what the Company believes is a current market value. There can be no assurance that the property remaining available to the Company to develop will appreciate in value sufficiently to support rental income or sales proceeds to pay the preferred return on the Preferred Units.

Federal Income Tax Risks

   At this time, we believe that the donation of 2 acres to the Church prior to December 31, 2000 and the donation of an additional 13 acres to the Church during the year ending December 31, 2002 will allow the holders of the Common Units to receive charitable tax deductions for such donations. If the income tax laws would change, it is possible that the holders of the Common Units would not receive these tax deductions. In addition, given the fact that the contract for the purchase of the Property is in the name of the Church and this contract is being assigned to the Company, it is possible that the Internal Revenue Service may analyze or otherwise take issue with these deductions. See "Description of Business." See also "Tax Consequences." Because such donations will raise proportionately the overall costs for the remaining acres of the Property, we may need to receive some consideration from the Church for the transfer of the 15 acres. If the Church provides some consideration for this transfer, it is uncertain how the proposed charitable deduction would be treated by the Internal Revenue Service.

No Market for Units

   There is no market at present for the Common Units or the Preferred Units. While the Common Units and the Preferred Units will be freely transferable, the Company has not listed nor will it list the Units on any national exchange or any other securities markets. Because no such listing will occur, it is not anticipated that any public market for the Units will develop. Consequently, holders of the Units may not be able to liquidate their investment in the event of emergency or for any other reason, and the Units may not be readily accepted as collateral for a loan. Any investor should contemplate that they will not be able to receive the return of their investment until the sale of the Property.

Arbitrary Purchase Price

   The purchase price for each of the Preferred Units and the Common Units has been arbitrarily determined by us based upon the value of the Property to be acquired, and is not necessarily indicative of its value. No assurance is or can be given that the Units, although transferable, could be sold for the purchase price, or for any amount.

Management of Development and Leasing and Management of the Property

   As stated above, we will employ a construction management company to manage the development of the Property and the construction of the commercial buildings and a leasing management company to manage the leasing and maintenance of the commercial buildings. The Company contemplates that it will engage these management companies upon terms consistent with industry practice and compensate them at the prevailing market rates for such services. The managers of the Company will oversee the actions and role of both the construction management company and the leasing management company. The managers of the Company (as opposed to the personnel of the management companies)are expected either to donate their time or to provide such services at a minimal expense. Because these individuals will be donating their time, they may not dedicate as much time as a person providing these services who was employed by the Company. Accordingly, reliance will be placed upon the construction management company and the leasing management company to develop the Property and to build and to lease the commercial buildings. If these companies are not effective in their roles, the Company will be required to seek other companies to fulfill these roles. Such a replacement could delay construction and may impede the operation of the Company and the leasing of the commercial buildings. Either of these occurrences could adversely effect the financial position of the Company and may cause it to be unable to remain commercially viable.

Disproportionate Burdening of Costs or Property Improvements

   The Property will be subject to substantial costs to install roadways, storm sewers, water retention, improvements to existing roads on the north and west boundaries and the addition of new roads on the south and east boundaries. It is uncertain how much of the cost of road improvements and costs related to storm water run off and detention, which facilities will also benefit the adjacent property of the

Church to the south, will be paid by the Church. If these costs are not shared, recovery of these costs will fall solely to the remaining lands to be developed by the Company. The burdening of the Company's development land for such charges which benefit larger areas increases the likelihood that the Company may be less able to fully recover those costs either in rent to tenants or through individual sales of the developed properties.

Risk of Use of Parking for Church Activities

   Among the Company's purposes is to develop the commercial buildings in a manner that provides parking fields that can be utilized by the Church for its Sunday services and other programs and activities. Configuration of the parking and the commercial buildings in a manner that supports this purpose is at variance from normal commercial and office configurations. It is possible that some office and retail users will be less willing to locate their establishment in the buildings being developed for that reason. If it is more difficult to secure tenants because of this configuration, then there are associated risks to the project that an extended fill up period will be required for leasing the commercial space, that the premises will not be fully rented or that the rents that can be charged will not be optimized.

Competition

   Competition is intense in the real estate development business generally and in Johnson County, Kansas in particular. Competition in land development is based primarily on location, land use, designation, availability of capital, timing of development and price. The Company will encounter substantial competition with respect to its sales of the pad sites and its leasing operations. At this time, it appears that there will be a ready available market for the commercial buildings to be located on the Property. It is possible that when the space becomes available in the commercial buildings for lease, there may not be a ready market for the space and the Company may not be able to achieve the cash flow that it is projecting. Absorption rates for pad sites cannot be predicted with any accuracy as the pad sites are commonly only a portion of each new development in a company's project.

Repurchase of Preferred Units and Payment of Distributions to Holders of Units

   We contemplate the preferred return on the Preferred Units, which will be measured at 6.5%, will be paid and the Preferred Units will be retired during the year ending December 31, 2005. We intend to use the proceeds of the permanent financing for the Property to retire the Preferred Units. It is uncertain whether any financial institution, providing this financing, will allow the Company to retire the Preferred Units when the preferred participation right of the Preferred Units is measured at 6.5%, while the interest rate to be charged on the permanent financing will be higher. The financial institution may question the reasonableness of the Company using the proceeds of the loan to retire the Preferred Units, which will place a greater burden on the Company's cash flow than would be required if the Preferred Units remained as part of the equity of the Company. Accordingly, although the Company contemplates retiring the Preferred Units during the year ending December 31, 2005, no assurance can be given that this will occur.

   We contemplate that the Company will pay the preferred return on the Preferred Units and the Preferred Units will be retired during the year ending December 31, 2005 and that the Company will provide withdrawals to the holders of the Common Units as funds may be available starting in the year ending December 31, 2006. As mentioned above, the financial institution, providing the permanent financing, may place restrictions on the management's plans to pay such amounts. The financial institution may require the Company to agree not to pay any preferred return on the Preferred Units or to provide withdrawals to the holders of the Common Units until the financial institution is ultimately paid or until the Company meets certain financial ratios, such as its operations providing net cash flow that is a given multiple of the debt service to be paid to the financial institution. Although we intend to pay the preferred return and provide withdrawals to the holders of the Common Units, the financial institution may not allow us to make such payments.

   No withdrawals can be provided, or distributions made, to the holders of the Common Units until the preferred return on the Preferred Units has been paid and the Preferred Units have been repurchased or retired. Accordingly, no assurance can be given as to the exact time frame by which any distributions may be made to the holders of the Common Units, if at all. We believe that the commercial buildings will be sold after a period of operation and at such time as holders of a majority of the Units shall approve the same, which is currently contemplated to be by the end of 2015. We anticipate, but cannot guarantee, that the holders of the Common Units will receive the return of their investments out of the proceeds of this sale of the commercial buildings, after the payment of any indebtedness and expenses of the Company.

Indemnification under Operating Agreement

   Our operating agreement contains provisions that limit the liability of managers of the Company for monetary damages and provides for indemnification of managers under certain circumstances. These provisions may discourage members from bringing a lawsuit against our managers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against the managers even though such action, if successful, might otherwise have benefitted our members. In addition, a member's investment in the Company may be adversely affected to the extent that costs of settlement and damage awards against our managers are paid by the Company pursuant to the indemnification provisions of our operating agreement. The impact on a member's investment in terms of the cost of defending a lawsuit may deter a member from bringing suit against one of our managers.

                           FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements which could differ from actual future results.

   Some of the matters discussed in this prospectus include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans." "believes," "estimates," "thinks," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following:

      - general economic and business conditions, both nationally and in the regions in which we operate;

      -  demographic changes;

      - existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

      - our ability to manage the contemplated construction and to find tenants to occupy the proposed constructed space;

      -  liability and other claims asserted against us;

      -  competition in the commercial property lease marketplace;

      -  our ability to attract and retain qualified personnel;

      -  changes in generally accepted accounting principles;

      - the availability and terms of capital to fund the contemplated construction of the buildings; and

      - changes in the tax laws that could adversely affect tax benefits currently contemplated to be provided to the holders of the Common Units.

   Although  we  believe  that  these   statements  are  based  upon  reasonable
assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this Prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

                                 USE OF PROCEEDS

   We estimate that the net proceeds that we will receive from the sale of the Preferred Units and the Common Units will be at least approximately $7,900,000 and may be as much as approximately $15,900,000 after deducting the legal and accounting fees and estimated offering expenses and other related fees that we will pay. We currently intend to use the net proceeds from this offering for the acquisition of the Property. We will acquire the Property from L & F Land Company, a Kansas general partnership, for a price of $250,000 per acre for a total purchase price of $11,750,000. If proceeds of this offering exceed $11,750,000, any remaining proceeds will be used to pay certain costs in acquiring the Property and in the development of the Property, which is estimated currently to cost approximately $25,400,000 in total. If the proceeds of the offering are less than the purchase price of the Property, the Company will borrow funds to pay the remaining amount of this purchase price

                         DETERMINATION OF OFFERING PRICE

   We determined the purchase price for each of the Preferred Units and the Common Units based upon the value of the Property to be acquired, and this purchase price is not necessarily indicative of its value. This determination is in part arbitrary. Accordingly, no assurance is or can be given that the Units, although transferable, could be sold for the purchase price, or for any amount. See "RISK FACTORS."

                                    DILUTION

   There are currently no outstanding Units other than the Common Unit issued to the sole manager of the Company, CORnerstone Development, LLC, a Kansas limited liability company ("CORnerstone Development"). Accordingly, with the investment by purchasers of the Common Units and the Preferred Units, there will be no dilution. As well, after the purchase of the Property, we contemplate that certain members of the congregation of the Church, who have extensive experience in the construction of commercial buildings and the leasing, management and maintenance of commercial buildings, will serve as additional managers of the Company.

                              SELLING SHAREHOLDERS

   As mentioned above, there are no current holders of the Units of the Company, except CORnerstone Development. The unit held by CORnerstone Development will not be involved in this offering.

                              PLAN OF DISTRIBUTION

   We are offering for sale in this offering a total of 1,600,000 units of Common Units and Preferred Units collectively at a purchase price of $10.00 per unit to raise proceeds of up to $16,000,000 for the Company prior to the deduction of any expenses of this offering. The minimum amount to be raised is $8,000,000 and all proceeds will be received directly by us. We intend to sell all of the Common Units and the Preferred Units offered by this Prospectus directly to the public. We contemplate that the mix of the sale of Preferred Units and Common Units will be 60% allocated to Preferred Units and 40% allocated to Common Units.

   The Units will be offered to the public through the managers of the Company. No manager is or will be affiliated with a securities broker or dealer. No commission or other sales compensation will be paid to any organizer in connection with this offering. We have not entered into any marketing or consulting agreement with a registered broker/dealer.

   None of our managers or the managers of CORnerstone Development participating in this offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Our unlicensed managers will assist in sales activities in connection with this offering pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act (Rule 3a4-1). Rule 3a4-1 generally provides that an associated person of an issuer of securities shall not be deemed a broker solely by participating in the sale of securities of the issuer if the associate meets certain conditions. Such conditions include, but are not limited to, that the associate participating in the sale of an issuer's securities will not be compensated at the time of participating, that the person will not be associated with a broker or dealer and that such person will observe certain limitations on his participation in the sole of securities. For purposes of this exemption, an associated person of an issuer also means any person who is a director, officer or employee of the issuer or a company that controls, is controlled by, or is under common control with, the issuer.

   This offering will remain open until all of the Units are sold unless sooner terminated by us in our sole discretion.

     Following our acceptance, subscriptions are binding on subscribers and may not be revoked by subscribers. We reserve the right to reject, in whole or in part and in our sole discretion, any subscription.

                                LEGAL PROCEEDINGS

   The Company is involved in no legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

   The individuals who serve as the managers of CORnerstone Development have extensive experience in the development of real estate, the building of significant commercial buildings and the leasing and day-to-day management and maintenance of commercial buildings. CORnerstone Development is currently the sole manager of the Company.

   After the purchase of the Property, we contemplate that certain members of the congregation of the Church will serve as additional managers of the Company. At least one of these individuals will have at least ten years experience in the development of real estate and the building of significant commercial buildings. As well, at least one of these individuals will have at least ten years experience in the leasing and day-to-day management and maintenance of commercial office buildings. These individuals will oversee the actions of the construction management company in the preparation of the pad sites, the development of the Property and the construction of the commercial buildings and the actions of the leasing management company. These individuals will donate their services to the Company or will provide such services at a minimal expense.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   At this time, CORnerstone Development holds the only Common Unit currently issued and outstanding. This unit constitutes all of the outstanding Common Units. After this offering, we contemplate that this holding will constitute far less than 1% of the outstanding Units of the Company.

                            DESCRIPTION OF SECURITIES

The following discussion describes the securities of the Company:

General

   We propose to offer Common Units and Preferred Units. The Company currently has only one Common Unit issued and outstanding to CORnerstone Development, the manager of the Company. Upon the closing of this offering, the Company could have up to 1,600,001 Units issued and outstanding. The outstanding Common Unit is fully paid for and nonassessable.

Voting Rights

   Each Common Unit and Preferred Unit will have one vote with respect to the management of any significant disposition by, or other significant action of, the Company, but the managers of the Company will be selected by CORnerstone Development. If at least one-half of the preferred return on the Preferred Units to be paid to the holders of these Preferred Units has not been paid by the end of December 2007, each of the Common Units and the Preferred Units will have one vote to select the manager with one exception as described in the succeeding sentence. If the preferred return on the Preferred Units has not been paid because of the requirements of the financial institution that has provided or is providing financing for the Company, and if the Company has at such time retained sufficient cash or created a sufficient sinking fun to pay such preferred returns but for the requirements of said financial institution, the right to select the managers of the Company will remain with CORnerstone Development. See "RISK FACTORS - Repurchase of Preferred Units and Payment of Distributions to Holders of Units."

Distributions

   The Preferred Units will receive a preferred participation right measured at 6.5%, compounded semi-annually. Common Units cannot receive any withdrawals from the Company until this preferred return is paid and the Preferred Units are retired or repurchased. We contemplate that the Company will pay the preferred return on the Preferred Units and will retire the Preferred Units during the year ending December 31, 2005 and will provide withdrawals to the holders of the Common Units as funds may be available starting in the year ending December 31, 2006. See "RISK FACTORS - Repurchase of Preferred Units and Payment of Distributions to Holders of Units" with respect to possible limitations on the payment of preferred return or withdrawals. We believe that the commercial buildings will be sold after a period of operation and at such time as holders of a majority of the Units shall approve the same, which is currently contemplated to be by the end of 2015. We anticipate, but cannot guarantee, that the holders of the Common Units will receive the return of their investments out of the proceeds of this sale of the commercial buildings, after the payment of any indebtedness and expenses of the Company.

Change in Control of Company

   There are no provisions in the articles of organization or the operating agreement of the Company that will delay, defer or prevent a change of control of the Company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

   We did not hire any expert or counsel on a contingent basis and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter or manager of the Company.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

   Our operating agreement provides that we may indemnify a person made a party to a proceeding, because the person is or was a manager, against liability incurred in the proceeding if:

   (1)  The person conducted himself or herself in a good faith; and

   (2)  The person reasonably believed:

        (A) In the case of conduct in an official capacity with us, that his or her conduct was in the Company's best interests; and

        (B) In all other cases, that his or her conduct was at least not opposed to our best interests; and

   (3) In case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

   We may not indemnify a manager:

   (1) In connection with a proceeding by us or in our right in which the manager was adjudged liable to us; or

   (2) In connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the manager was adjudged liable on the basis that he or she derived an improper personal benefit.

   Our operating agreement also provides that we must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a manager, against reasonable expenses incurred by him or her in connection with the proceeding.

   Under certain circumstances, we may pay for or reimburse the reasonable expenses incurred by a manager who is a party to a proceeding in advance of final disposition of the proceeding.

   A manager who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

   We may purchase and maintain insurance on behalf of a person who is or was a manager, employee, fiduciary or agent of the Company, or who, while a manager, employee, fiduciary or agent of the Company, is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, manager, employee, fiduciary or agent, whether or not the Company would have power to indemnify the person against the same liability under the operating agreement.

                           RELATED TRANSACTIONS

   There have been no transactions between the Company and any related party other than the assignment by the Church to the Company of the Real Estate Contract, dated January 24, 2000, between L & F Land Company, a Kansas general partnership, and the Church. The Real Estate Contract was reinstated and amended in accordance with the Reinstatement and Amendment of Real Estate Contract, dated June 12, 2000, between L & F Land Company and the Church. This Real Estate Contract is for the purchase of the Property. The Real Estate Contract was assigned to the Company in consideration for the Company purchasing the Property.

                          DESCRIPTION OF BUSINESS

   The Company was formed on March 24, 2000 as a Kansas limited liability. Its managing member is CORnerstone Development. The sole member of CORnerstone is the Church. There are currently no employees of the Company and we contemplate that the Company will employ very few, if any, individuals.

   The Company was organized for the purchase and development of 47 acres located at the intersection of 137th and Nall in Leawood, Kansas. This intersection is within a few miles of significant commercial development that has occurred in southern Johnson County, Kansas.

   The Company proposes to accomplish four purposes with the purchase of the Property. First, the Company anticipates that it will develop and sell certain pad sites, two pad sites in the year 2001, three pad sites in the year 2002 and two pad sites in the year 2003. Second, the Company anticipates that it will develop and build commercial office and retail space using a construction management company and will engage a management company to lease this space. The Company anticipates that it will have approximately 210,000 square feet of office space to lease upon completion of the commercial office space contained in four buildings. Third, the Company contemplates that it will donate approximately 15 acres to Church for use in the development of its worship and educational facilities.

Based upon the current tax laws, the holders of the Common Units of the Company may be able to claim a tax deduction for this gift. See "RISK FACTORS - Federal Income Tax Risks." Fourth, the Company plans on developing the commercial buildings in a manner that provides parking fields that can be utilized by the Church for its Sunday services and other programs and activities.

   There has been significant expansion of available commercial office space in Johnson County, Kansas over the past ten years. The vacancy rate for commercial office space in Johnson County, Kansas is generally broken down into northern Johnson County and southern Johnson County. The Property is located in southern Johnson County. In December 1998, the vacancy rate for commercial office space in northern Johnson County was 2.97% and the vacancy rate for commercial office space in southern Johnson County was 5.27%. In December 1999, the vacancy rate for commercial office space in northern Johnson County was 5.02% and the vacancy rate for commercial office space in southern Johnson County was 7.04%. As of December 1999, the overall vacancy rate for commercial office space in all of Johnson County was 6.31%. In addition, the average annual absorption of office space in the Johnson County, Kansas is approximately 600,000 square feet per year.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   The primary sources of revenue for the Company will be:

     1) the sale of seven undeveloped pad sites over the next three years;
     2) the leasing of space in the commercial buildings; and
     3) the sale of the commercial buildings after a period of operation and at such time as holders of a majority of the Units shall approve the same, which is currently contemplated to be by the end of 2015.

During the year ending December 31, 2001, we contemplate selling two pad sites. We intend to sell three additional pad sites in 2002 and two additional pad sites in 2003. We anticipate that the sale price for the pad sites will be $14.50 per square foot. We estimate that the proceeds from these sales will be approximately $5,548,000.

   During the coming year, the Company will purchase the Property at a cost of $11,750,000. If the proceeds of this offering are not sufficient, the Company will seek financing to pay the balance of the purchase price and to provide for working capital needs. We anticipate that the financing required to pay the balance of the purchase price, assuming $10,000,000 from the proceeds of this offering, and to provide for the site work for the development of the Property will be approximately $6,000,000. It is currently estimated that the site work will cost at least approximately $3,600,000. This preliminary cost estimate for site work may increase depending upon whether the Company must remove significant amounts of rock from the site and what may be required in providing off site road construction to meet local government regulatory requirements.

   Also, during the coming year, we will donate two acres of the Property to the Church. During 2002, we anticipate donating an additional 13 acres of the Property to the Church. It is estimated that these donations will yield a deductible charitable contribution of approximately $3,208,000 for the Company and the holders of the Common Units. See "RISK FACTORS - Federal Income Tax Risks."

   We currently believe that the construction of the commercial office and retail space will begin in 2004 and will be completed by the end of 2005. The cost for the construction of the commercial office space will be approximately $21,800,000. We intend to obtain permanent financing during 2005 in the amount of approximately $36,250,000. The proceeds of this financing would be used to repay the $6,000,000 financing discussed above, to pay the cost of the construction of the commercial office and retail space, to pay the capitalized interest during construction and to retire the Preferred Units and to pay any accrued, but unpaid, preferred return on the Preferred Units.

   Based upon approximately 210,000 square feet of office space in the commercial buildings with a vacancy rate of 10% and a rental rate of $25.00 per square foot, it is anticipated that the leasing of this space will yield approximately $4,000,000 to $5,000,000 of revenues during the first years of the operation of the commercial office space. We also anticipate estimated operating expenses of approximately $2,000,000 to $3,000,000 during this same time period. After the deduction for financing expenses, we estimate that there will be cash flow available to be withdrawn for members. The actual number of square feet in the commercial buildings may vary depending on final site plans for the Property, the requirements of tenants and applicable zoning requirements.

   It is our intention to sell the Property after a period of operation and at such time as holders of a majority of the Units shall approve the same, which is currently contemplated to be by the end of 2015. Based upon a contemplated capitalization rate of 12% of net operating income (excluding depreciation), it is estimated that the Property would sell for approximately $40,596,000, yielding a gain of approximately $16,000,000. From the proceeds of the sale, we will repay the existing permanent financing and, after the payment of all expenses of the Company, distribute the remainder of the proceeds to the holders of the Common Units.

                                TAX CONSEQUENCES

   For purposes of the federal tax and state income tax laws, the Company will be subject to all of the provisions of Subchapter K of Chapter 1 of Subtitle A. of the Internal Revenue Code and will file tax returns as a partnership. For income tax purposes, the holders of the Common Units will be treated as partners and will recognize their proportionate allocation of income or loss as the Company realizes such income or loss. In addition, any charitable deductions obtained by the Company should inure to the benefit of the holders of the Common Units. See "RISK FACTORS - Federal Income Tax Risks." In contrast, for income tax purposes, the holders of the Preferred Units will be treated as partners, but they will only recognize income as they are paid the preferred return on the Preferred Units and they will not receive any other allocable share of the income or loss realized by the Company. Purchasers of either the Common Units or the Preferred Units should consult their own tax advisors as to the applicability of these tax consequences.

                             DESCRIPTION OF PROPERTY

   With the proceeds of this offering, we contemplate purchasing the Property, which consists of 47 acres at the intersection of intersection of 137th and Nall in Leawood, Kansas. This intersection is within a few miles of significant commercial development that has occurred in southern Johnson County, Kansas.

   The Property is subject to that certain Real Estate Contract, dated January 24, 2000, between L & F Land Company, a Kansas general partnership, and the Church. The Real Estate Contract lapsed by its terms on April 15, 2000. The Real Estate Contract was reinstated and amended in accordance with the Reinstatement and Amendment of Real Estate Contract, dated June 12, 2000, between L & F Land Company and the Church. This Real Estate Contract is for the purchase of the Property. The Real Estate Contract was assigned to the Company in consideration for the Company purchasing the Property.

   In accordance with the Reinstatement and Amendment of Real Estate Contract, the purchase price for the Property is to be paid in two installments. The first installment will be in the amount of $4,000,000, which will be paid at the closing of the purchase of the Property. We contemplate that the closing of the purchase will occur 60 days after the Registration Statement becomes effective. The second installment will be in the amount of the remaining purchase price and is to be paid on January 2, 2001. The obligation of the Company to pay the second installment will be evidenced by a promissory note issued to L & F Land Company and the promissory note will be secured by a first mortgage on the Property.

   The Company proposes to accomplish four purposes with the purchase of the Property. First, the Company will develop and sell certain pad sites, two in the year 2001, three pad sites in the year 2002 and two pad sites in the year 2003. Second, the Company plans that it will develop and build commercial office and retail space and will engage a management company to lease this space. The Company anticipates that it will have approximately 210,000 square feet of office space to lease upon completion of the commercial office and retail space. Third, the Company contemplates that it will donate a total of approximately 15 acres to the Church for use in the development of its worship and educational facilities. Based upon the current tax laws, the holders of the Common Units of the Company may be able to claim a tax deduction for this gift. See "RISK FACTORS - Federal Income Tax Risks." Fourth, the Company plans on developing the commercial buildings in a manner that provides parking fields that can be utilized by the Church for its Sunday services and other programs and activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   There have been no transactions between the Company and any related party other than the assignment by the Church to the Company of the Real Estate Contract, dated January 24, 2000, between L & F Land Company, a Kansas general partnership, and the Church. As stated above, the Real Estate Contract lapsed by its terms on April 15, 2000. The Real Estate Contract was reinstated and amended in accordance with the Reinstatement and Amendment of Real Estate Contract, dated June 12, 2000, between L & F Land Company and the Church. This Real Estate Contract is for the purchase of the Property. The Real Estate Contract was assigned to the Company in consideration for the Company purchasing the Property.

   Although the purposes of the Company in acquiring the Property have been stated to include a donation of additional land to the Church and cross-parking rights, neither the Church of the Resurrection-United Methodist, the Missouri West Annual Conference of the United Methodist Church, the Kansas East Annual Conference of the United Methodist Church nor The United Methodist Church nor any of its related organizations has any obligation to provide financial assistance to the Company. Furthermore, neither The United Methodist Church, the Missouri West Annual Conference of the United Methodist Church, the Kansas East Annual Conference of the United Methodist Church nor the Church of the Resurrection-United Methodist nor any of their related organizations will be liable for any obligations of the Company, including, without limitation, the obligation to make any payment to the holders of the Preferred Units or Common Units issued by the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   There is currently no public market for the Common Units or the Preferred Units. The Company has not listed nor will it list the Units on any national exchange or any other securities markets. Accordingly, there will be no public market for any of the Units.

                             EXECUTIVE COMPENSATION

   We do not contemplate that there will be any compensation paid to any of the managers of the Company. The services to be provided by any managers to the Company will generally be donated or their expenses in providing such services will be reimbursed.

                              FINANCIAL STATEMENTS

   As the Company was formed on March 24, 2000, there are no historical financial statements for the Company. The cash available for the operations of the Company will be derived from this offering and possible loans to be obtained by the Company for the acquisition of real estate and working capital needs. You should read the section of this Prospectus entitled MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION to understand the proposed operations of the Company.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

   There have been no changes in or disagreements with the certified public accountants who have been retained to provide services for the Company.

                                HOW TO SUBSCRIBE

   All subscriptions must be made by completing a Subscription Agreement. Additional copies of this Prospectus and the Subscription Agreement may be obtained by contacting us at the address set forth below. Subscriptions will not be binding on subscribers until accepted by us. SUBSCRIPTIONS WILL NOT BE ACCEPTED UNLESS ACCOMPANIED BY PAYMENT IN FULL OF THE SUBSCRIPTION PRICE. We reserve the right to reject any subscription, in whole or in part, with or without cause, but will inform the subscriber of the reason for such rejection. We will refuse any subscription by sending written notice to the subscriber by personal delivery or first-class mail within ten calendar days after receipt of the subscription, and the subscriber's Subscription Agreement and refund of payment will accompany the notice, together with a statement as to the reason for such rejection. Any Subscription Agreement which is completely and correctly filled out, which is accompanied by proper and full payment and which is physically received at our offices by any of our employees or agents, shall be deemed to have been accepted if it is not refused as hereinbefore provided within ten business days after such receipt.

   A completed Subscription Agreement and payment in full (made in the manner specified below) of the total subscription price for the number of shares subscribed should be mailed to us at the following address:

                              COR Development, LLC
                                    13720 Roe
                              Leawood, Kansas 66224

   Subscriptions and payment in full also may be delivered in person to our office at 13720 Roe, Leawood, Kansas 66224 between 10:00 a.m. and 5:00 p.m., Monday through Friday. All subscriptions are final and will not be refunded unless the subscription is rejected by us.

   IMPORTANT: PAYMENTS MUST BE MADE IN UNITED STATES FUNDS BY CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO COR DEVELOPMENT, LLC. FAILURE TO INCLUDE THE FULL SUBSCRIPTION PRICE WITH THE SUBSCRIPTION AGREEMENT WILL RESULT IN OUR RETURN OF THE SUBSCRIPTION.

   We will deliver an effective Prospectus to all persons to whom the securities offered hereby are to be sold at least 48 hours prior to the acceptance or confirmation of sale to such persons or we will send such a prospectus to such persons under circumstances that it would normally be received by them 48 hours prior to acceptance or confirmation of the sale. We expect to have multiple closings.

                                  LEGAL MATTERS

   Certain legal matters with respect to the validity of the shares offered hereby are being passed upon for us by Craft Fridkin &

Rhyne,  L.L.C.,  Kansas City Missouri.

                                     EXPERTS

There are no financial statements contained in this Prospectus. The Company has engaged certified public accountants to work with it in its accounting matters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Our Operating Agreement limits the liability of directors to the maximum extent permitted by Kansas law. Kansas law provides that (a) subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever; and (b) to the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

   Our Operating Agreement provides that we shall indemnify our managers and may indemnify our other employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Operating Agreement covers at least negligence and gross negligence on the part of indemnified parties. Our Operating Agreement also permit us to secure insurance on behalf of any manager, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Operating Agreement would permit indemnification.

   At present, we are not aware of any pending or threatened litigation or proceeding involving a manager, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

   We are considering maintaining director and officer liability insurance.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our managers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Document                                             EXHIBIT NUMBER
--------                                             --------------

Registrant's Operating Agreement . . . . . . . . . . . . 3(ii)


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table itemizes the expenses incurred by COR Development, LLC in connection with the issuance and distribution of the Securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

   Registration fee - Securities and Exchange Commission. . . . . . . . . $4,224
   Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . .    *
   Legal fees and expenses (other than blue sky). . . . . . . . . . . . .    *
   Blue sky fees and expenses, including legal fees . . . . . . . . . . .    *
   Printing; unit certificates. . . . . . . . . . . . . . . . . . . . . .    *
   Transfer agent and registrar fees. . . . . . . . . . . . . . . . . . .    *
   Consulting fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .    *
   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    *

        Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    *

   * To be filed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

 Date    # of Units     Price per Share      Total Amount            Buyer
 ----    ----------     ---------------      ------------            -----
3/31/00      1              $10.00             $10.00             CORnerstone
                                                               Development, LLC

ITEM 27.

EXHIBIT
NUMBER               EXHIBIT DESCRIPTION
------               -------------------
3(i)                 Articles of Organization of Registrant
3(iii)               Operating Agreement of Registrant
4                    Specimen Unit Certificate of Registrant *
5                    Opinion and Consent of Craft Fridkin & Rhyne, L.L.C.
10.1                 Real Estate Contract
10.2                 Reinstatement and Amendment of Real Estate Contract
10.3                 Assignment of Real Estate Contract
23                   Consent of Craft Fridkin & Rhyne, L.L.C. (to be included in its opinion filed as Exhibit 5 hereto).
24                   Power of Attorney (included on signature page).
------------------------------
*    To be filed by Amendment

ITEM 28. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes to

     a. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          i. Include any prospectus required by Section 10(a) (3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would mot exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

          iii. Include any additional or changed material information on the plan of distribution.

     b. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers and controlling persons of the
     registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
     registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a manager or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such manager or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

     (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 19, 2000.

                                           COR DEVELOPMENT, L.L.C.
                                           BY: CORNERSTONE DEVELOPMENT, L.L.C.


                                           BY:/s/ Robert M. Adams
                                                Robert M. Adams
                                                MANAGER


                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints ROBERT M. ADAMS , as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

    SIGNATURE          TITLE


/s/ Robert M. Adams    Manager of CORnerstone Development, LLC     June 19, 2000
Robert M.  Adams       which is the Manager of Registrant

                                  EXHIBIT INDEX
                           FOR REGISTRATION STATEMENT
                            OF COR DEVELOPMENT, LLC
                                  ON FORM SB-2

EXHIBIT NO.    EXHIBIT DESCRIPTION
-----------    -------------------
   3(i)        Articles of Organization of Registrant
   3(iii)      Operating Agreement of Registrant
   4           Unit Certificate of Registrant to be filed by Amendment
   5           Opinion and Consent of Craft Fridkin & Rhyne, L.LC.
  10.1         Real Estate Contract
  10.2         Reinstatement and Amendment of Real Estate Contract
  10.3         Assignment of Real Estate Contract
  23           Consent of  Craft  Fridkin & Rhyne, L.L.C. (to be included in its opinion filed as Exhibit 5 hereto)
  24           Power of Attorney (included on signature page)